FOR IMMEDIATE RELEASE

CONTACT
Philip Baratelli
Chief Financial Officer
Clarus Corporation
(203) 428-2000
pbaratelli@claruscorp.com

Clarus Announces First Quarter 2008 Results

STAMFORD, CONNECTICUT — May 5, 2008 — Clarus Corporation (OTC:CLRS.PK) today announced financial results for the quarter ended March 31, 2008. Clarus reported no revenues for the quarters ended March 31, 2008 and 2007, respectively. Net loss for the first quarter of 2008 increased $0.6 million, to $417,000 or $0.02 per diluted share compared to net income of $0.2 million or $0.01 per diluted share during the comparable period of 2007. The decrease in net income was primarily a result of a $255,000 decrease in interest income due to lower rates on our cash, cash equivalents and marketable securities and a $366,000 increase in general and administrative costs including $131,000 in non-cash equity compensation expense.

As of March 31, 2008, Clarus’ cash, cash equivalents and marketable securities were $87.0 million, (or $5.00 gross cash per share) compared to $87.1 million as of December 31, 2007. Gross cash per share at March 31, 2008 equals cash, cash equivalents and marketable securities of $87.0 million divided by 17.4 million common shares outstanding. Clarus has provided this Non-GAAP measure because it believes that it is useful to investors assessing the extent of Clarus’ assets available for redeployment. Clarus is unaware of any comparable GAAP measure.

Clarus estimates that it has available net operating loss, research and experimentation credit and alternative minimum tax credit carryforwards for U.S. federal income tax purposes of approximately $223.4 million, $1.3 million and $56,000, respectively, which expire in varying amounts between 2008 and 2026, after application of the limitation under Section 382 of the Internal Revenue Code. Of the approximately $223.4 million of net operating losses available to offset taxable income, approximately $206.6 million does not expire until 2020 or later, subject to compliance with Section 382 of the Internal Revenue Code. Clarus also has capital loss carryforwards of $1.6 million which expires in 2008.

Warren B. Kanders, Executive Chairman of Clarus, stated, “While the state of the economy and credit markets continue to be challenging, this has not translated into a slow-down in potentially actionable transaction opportunities under review or materially impacted our ability to seek debt financing.   We continue to be actively reviewing potential acquisition opportunities that meet our publicly stated goals of acquiring an industry market leader with solid management teams, strong free cash flow generation and a minimum EBITDA of $25 million.”

Clarus does not currently intend to hold conference calls to discuss quarterly earnings releases unless and until it consummates an acquisition in connection with its redeployment strategy. At such time, Clarus plans to resume holding quarterly conference calls to review earnings and operating performance.

Clarus, formerly a provider of e-commerce business solutions, is seeking to redeploy its assets and use its substantial cash, cash equivalent assets and marketable securities to enhance stockholder value.
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This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934. Information in this release includes Clarus' beliefs, expectations, intentions and strategies regarding Clarus, its future and its products and services. Assumptions relating to the forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks including our inability to execute successfully our planned effort to redeploy our assets to enhance stockholder value, the unavailability of our net operating loss carry forward, and that the unaudited financial information provided in this press release may be adjusted as a result of the year end audit. Clarus cannot guarantee its future performance. All forward-looking statements contained in this release are based on information available to Clarus as of the date of this release and Clarus assumes no obligation to update the forward-looking statements contained herein.

For further information regarding the risks and uncertainties in connection with Clarus' business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of Clarus' filings with the Securities and Exchange Commission, including but not limited to, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained at our web site at http://www.claruscorp.com or the SEC's web site at http://www.sec.gov.

CLARUS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
	MARCH 31,	DECEMBER 31,
	2008	2007
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$22,393	$41,886
Marketable securities	64,561	45,223
Interest receivable	3	15
Prepaids and other current assets	83	175
Total current assets	87,040	87,299
PROPERTY AND EQUIPMENT, NET	1,293	1,381
TOTAL ASSETS	$88,333	$88,680

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$370	$618
Total current liabilities	370	618
Deferred rent	360	343
Total liabilities	730	961

STOCKHOLDERS' EQUITY:
Preferred stock, $.0001 par value; 5,000,000 shares authorized; none
issued	--	--
Common stock, $.0001 par value; 100,000,000 shares authorized;
17,441,747 and 17,226,747 shares issued and 17,366,747 and 17,151,747
outstanding in 2008 and 2007, respectively	2	2
Additional paid-in capital	370,026	369,827
Accumulated deficit	(282,538)	(282,121)
Treasury stock, at cost	(2)	(2)
Accumulated other comprehensive gain	115	13
Total stockholders' equity	87,603	87,719
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$88,333	$88,680

CLARUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED
	MARCH 31,
	2008	2007
REVENUES:	$--	$--
Total revenues	--	--

OPERATING EXPENSES:
General and administrative	1,150	784
Depreciation expense	89	90
Total operating expenses	1,239	874

OPERATING LOSS	(1,239)	(874)
OTHER EXPENSE	--	(1)
INTEREST INCOME	822	1,077
NET (LOSS)/INCOME	$(417)	$202

(Loss)/income per common share:
Basic	$(0.02)	$0.01
Diluted	$(0.02)	$0.01

Weighted average common shares outstanding:
Basic	16,867	16,620
Diluted	16,867	16,990

CLARUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)
	THREE MONTHS ENDED
	MARCH 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(417)	$202
Adjustments to reconcile net (loss)/income to net cash used in operating activities:
Depreciation on property and equipment	89	90
Amortization of equity compensation plans	198	67
Amortization of discount and premium on securities, net	(595)	(714)
Changes in operating assets and liabilities:
Decrease/(increase) in interest receivable, prepaids and
other current assets	104	(107)
(Decrease)/increase in accounts payable and accrued liabilities	(248)	8
Increase in deferred rent	17	16
NET CASH USED IN OPERATING ACTIVITIES	(852)	(438)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities	(27,641)	(27,261)
Proceeds from maturity of marketable securities	9,000	43,040
Sale of property and equipment	--	2
Purchase of property and equipment	--	(23)
NET CASH (USED IN)/PROVIDED BY INVESTING ACTIVITIES	(18,641)	15,758

CASH FLOWS FROM FINANCING ACTIVITIES:

NET CASH PROVIDED BY FINANCING ACTIVITIES	--	--

CHANGE IN CASH AND CASH EQUIVALENTS	(19,493)	15,320
CASH AND CASH EQUIVALENTS, beginning of period	41,886	1,731
CASH AND CASH EQUIVALENTS, end of period	$22,393	$17,051

SUPPLEMENTAL DISCLOSURE:
Cash paid for franchise and property taxes	$161	$141